Exhibit 23.2

CONSENT

Reference is made to the following independent technical reports authored by Scott E. Wilson, C.P.G. of Scott E. Wilson Consulting, Inc.: (1) Technical Report, Allied Nevada Gold Corp., Hycroft Mine, Winnemucca, Nevada, USA dated May 15, 2009 and (2) Technical Report, Allied Nevada Gold Corp., Hycroft Mine, Winnemucca, Nevada, USA dated April 1, 2010 (collectively, the “Reports”).

Each of the undersigned, as applicable, hereby consents to (1) the inclusion or incorporation by reference in Allied Nevada Gold Corp’s Registration Statement on Form S-3 of the respective undersigned’s name and the references to, and information concerning, the Reports, (2) the reference to Scott E. Wilson Consulting, Inc. under the caption “Experts” in the Prospectus, which is part of such Registration Statement, and (3) all other references to or concerning the undersigned included or incorporated by reference in such Registration Statement.

Scott E. Wilson Consulting, Inc.

By:  /s/  Scott E. Wilson

Name: Scott E. Wilson, C.P.G.

Title: President

Date: May 12, 2010

/s/  Scott E. Wilson

Scott E. Wilson, C.P.G.

Date: 12 May 2010